Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-240254) on Form S-8 of our report dated April 29, 2022 with respect to the consolidated financial statements of Vasta Platform Limited.

São Paulo

April 29, 2022

/s/KPMG Auditores Independentes Ltda.